UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2022

CRESCENT ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-41132	87-1133610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Travis Street, Suite 7200

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 337-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

Underwriting Agreement

On September 8, 2022, Crescent Energy Company (the “Company”), Independence Energy Aggregator L.P. (the “Selling Stockholder”) and the several underwriters named in Schedule A thereto (collectively, the “Underwriters”), entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Selling Stockholder agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Selling Stockholder, subject to and upon the terms and conditions set forth therein, an aggregate of 5,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company (the “Offering”). Pursuant to the Underwriting Agreement, the Selling Stockholder granted the Underwriters a 30-day option to purchase up to an aggregate of 750,000 additional shares of Class A Common Stock to cover over-allotments, which option was exercised in full on September 9, 2022. The material terms of the Offering are described in the prospectus, dated September 8, 2022 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 9, 2022, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the Offering, the Company purchased from PT Independence Energy Holdings LLC (“PT Independence”) an aggregate of 2,568,786 units of Crescent Energy OpCo LLC, the Company’s subsidiary, at a price per unit equal to the price per share at which the Underwriters purchased shares of our Class A Common Stock from the Selling Stockholder in the Offering (the “Concurrent OpCo Unit Purchase”). The Company also canceled a corresponding number of shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), held by PT Independence.

The Offering and Concurrent Opco Unit Purchase closed on September 13, 2022. The Company did not receive any proceeds from the sale of shares of Class A Common Stock in the Offering. The total amount paid by the Company to PT Independence in the Concurrent OpCo Unit Purchase was approximately $36.2 million. The Company funded the Concurrent OpCo Unit Purchase with cash on hand.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Selling Stockholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Underwriters and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. As more fully described under the caption “Underwriting (Conflict of Interests)” in the Prospectus, the Underwriters and their affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company for which they received or will receive customary fees and expenses. Following the Offering and the Concurrent OpCo Unit Purchase, the Selling Stockholder and PT Independence, collectively, own approximately 71.1% of the shares of the Company’s Common Stock and have certain other contractual rights and obligations with the Company, as more fully described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of September 8, 2022, by and among Crescent Energy Company, Independence Energy Aggregator L.P. and the several underwriters named thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT ENERGY COMPANY

By:	/s/ Bo Shi
Name:	Bo Shi
Title:	General Counsel

Dated: September 13, 2022

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